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                                                               EXHIBIT 2.1.(a)

                              GLOBAL DATATEL, INC.
                         3333 Congress Avenue, Suite 404
                           Delray Beach, Florida 33445



                                                            As of
                                                         June 2, 2000


Surge Components, Inc.
1010 Grand Avenue
Deer Park, New York 11729

GDIS Acquisition Corp.
1010 Grand Avenue
Deer Park, New York ll729

  Re: Asset Purchase Agreement by and among Surge Components, Inc. ("Surge"),
      GDIS Acquisition Corp. ("Buyer") and Global DataTel, Inc. ("Global") Dated as of December 8, 1999 (the "Purchase Agreement")
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Gentlemen:

         This letter agreement confirms our agreement to amend and supplement the Purchase Agreement as set forth below.

         1. It is hereby consented and agreed that the Assets may be transferred under pledge to Buyer in exchange for 239,000 shares of preferred stock which is held in Escrow. Upon obtaining appropriate shareholder approvals of all of the parties, and issuance of the Class B Common Stock, the assets of Global shall be released from the pledge and transferred outright to Buyer, or its assigns. For purposes of this letter agreement, the transfer of Global's assets under pledge is sometimes referred to herein as a "closing in pledge."

         2. No documents relating to the Closing, whether executed or otherwise, may be released and no Closing and release from Pledge shall take place until all Schedules and Exhibits and other documents relating to the Closing, have been completed and approved, which approval shall not be unreasonably withheld, and, if applicable, executed with original documents in the actual possession of Snow Becker Krauss P.C.
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Surge Components, Inc.
GDIS Acquisition Corp.
Page 2




         Except as to the extent amended hereby, the Purchase Agreement shall remain in full force and effect. All capitalized terms which are not defined herein shall have the meaning ascribed to them in the Purchase Agreement.



                            GLOBAL DATATEL, INC.


                            By: /S/ Richard Baker
                            -------------------------------
                            Name: Richard Baker
                            Title: Chairman of the Board




                            SURGE COMPONENTS, INC.

                            By: /S/ Ira Levy
                            -------------------------------
                            Name: Ira Levy
                            Title: President





                            GDIS ACQUISITION CORP.

                            By: /S/ Ira Levy
                            -------------------------------
                            Name: Ira Levy
                            Title: President